UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 13, 2010

Finlay Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25716	13-3492802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 Fifth Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 661-7803

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

(i)           On April 13, 2010, Eisner LLP (“Eisner”) resigned as the independent registered public accounting firm for Finlay Enterprises, Inc. (the “Registrant”) and a wholly-owned subsidiary of the Registrant, Finlay Fine Jewelry Corporation (together with the Registrant, the “Debtors”).  The last audit report that Eisner issued in relation to the Debtors’ financial statements related to the Registrant’s consolidated financial statements for the fiscal year ended January 31, 2009.  Eisner did not issue a report in relation to the Registrant’s fiscal year ended January 30, 2010 or any interim period after the fiscal year ended January 31, 2009.

(ii)             Eisner’s audit reports on the Registrant’s consolidated financial statements for the fiscal years ended January 31, 2009 and February 2, 2008 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

Eisner’s audit report on the Registrant’s consolidated financial statements for the fiscal year ended January 31, 2009 included the following statement:

“We have audited the accompanying consolidated balance sheets of Finlay Enterprises, Inc. and subsidiaries (the “Company”) as of January 31, 2009 and February 2, 2008, and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive loss, and cash flows for the years then ended…As more fully described in Note 1, the Company has incurred a significant operating loss in 2008, and as a result of current economic conditions has implemented a strategic plan to significantly reduce the size of its business. Further, as described in Note 1, the Company’s line of credit has been reduced and the net proceeds from the liquidation of inventory are to be used to repay the outstanding balance under the line by its maturity date in February 2010.  In connection therewith, the Company was required to achieve certain weekly targeted percentages of sales and cash receipts and cash disbursements as set forth in their operating plan which have not been met.  As a result thereof, the lender is no longer obligated to permit the Company to borrow under the line and may accelerate payment of the outstanding balance.  Further, the Company presently does not have a credit facility to replace its existing credit line. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

(iii)           Eisner’s resignation was not recommended or approved by the Board of Directors of the Registrant or any audit or similar committee of the Board of Directors of the Registrant.

(iv)           During the Registrant’s two most recent fiscal years for which Eisner issued an audit report and any subsequent interim period preceding Eisner’s resignation, there was no disagreement between the Registrant and Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Eisner, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Registrant’s consolidated financial statements for such fiscal years and any subsequent interim period.

(v)           During the Registrant’s two most recent fiscal years for which Eisner issued an audit report and any subsequent interim period preceding Eisner’s resignation, there were no “reportable events”, as such term is defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (the “Commission”).

(vi)           The Registrant provided Eisner with a copy of the foregoing disclosure on May 5, 2010 and requested that Eisner furnish the Registrant with a letter addressed to the Commission stating whether Eisner agrees with the statements made above.  A copy of this letter is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

16.1	Letter from Eisner dated May 6, 2010 addressed to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINLAY ENTERPRISES, INC.

Date: May 6, 2010
	By:	/s/ Bruce E. Zurlnick
Bruce E. Zurlnick
Senior Vice President, Treasurer and Chief Financial Officer